Exhibit 23.3

CONSENT OF TAX COUNSEL

We hereby consent to the filing of our opinion as Exhibit 8.1 to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Post-Effective No. 1 to the Registration Statement. In addition, we hereby consent to the discussion of our opinion in the Prospectus constituting part of this Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.”

New York, New York	/s/ Sidley Austin LLP
April 15, 2009	Sidley Austin LLP